Exhibit 10.8

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

AMENDMENT NO. 3 TO

TRANSITION SERVICES AGREEMENT

This Amendment No. 3 (“Amendment”) dated September 18, 2023 (“Amendment No. 3 Effective Date”) by and among Anteris Technologies Ltd, a public limited company organized under the laws of Australia with an address at Toowong Tower Level 3, 9 Sherwood Rd, Toowong QLD 4066 Australia (the “Parent”), Anteris Aus Operations Pty Ltd, a proprietary limited company organized under the laws of Australia with an address at Toowong Tower Level 3, 9 Sherwood Rd, Toowong QLD 4066 Australia (“AAOPL”), (Parent and AAOPL collectively “Anteris”) and LeMaitre Vascular, Inc., having a principal place of business at 63 Second Avenue, Burlington, Massachusetts 01803 (“LeMaitre”) amends that certain Transition Services Agreement dated October 11, 2019, as amended (collectively the “Agreement”), by and among Anteris and LeMaitre, as previously amended. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

In consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, Anteris and LeMaitre hereby agree as follows:

1.	All references to “Admedus” in this Agreement shall be replaced by “Anteris,” and all references to “ARPL” or “ABPL” in the Agreement shall be replaced by “AAOPL”.

2.	Amendment of Section 2(a). The Parties agree that Section 2(a) of the Agreement is hereby replaced in its entirety by the following:

“2(a) Product. Subject to the terms and conditions of this Agreement, Anteris shall exclusively supply LeMaitre with Products for the Term (as defined herein) subject to the following requirements:

(i)	Shelf-Life. The Products supplied by Anteris during the Term shall be sterilized, packaged, and labeled (as specified further herein) and have [***] shelf life as of the date of receipt by LeMaitre.

(ii)	Price. Effective January 12, 2024 through the remainder of the Term (‘Third Extension Period”), the Product pricing for all Products shall be increase by [***] for “NEO” products and [***] for all other Products as set forth in Exhibit A (“Product Price”). For clarification, there shall be no price increase (except as otherwise provided in prior amendments to the Agreement) applicable to the period between the Amendment No. 3 Effective Date and January 11, 2024. For purposes of establishing pricing applicable to orders placed during the Third Extension Period, pricing in effect on January 11, 2024 shall be converted to Australian dollars using the average closing exchange rate for USD to AUD for the six-month period ending January 11, 2024 as reported by the Wall Street Journal (https://www.wsj.com/market-data/quotes/fx/AUDUSD).”

(iii)	Minimum Unit Volume or Purchase Amount. During the Third Extension Period, LeMaitre shall purchase a minimum of [***] worth of any mix of Products (“Minimum Total Purchase Threshold”). Unless LeMaitre reaches the Minimum Total Purchase Threshold with the purchase of fewer units, LeMaitre shall purchase a mix of at least [***] units across all Products set forth on Exhibit A during the Third Extension Period. The mix shall be determined by LeMaitre in good faith with a forecast according to Section 3(d), and such forecast for shipments during the Third Extension Period subject to approval by Anteris. LeMaitre shall issue Purchase Orders under Section 4(c).”

3.	Amendment of Section 3(h). Anteris and LeMaitre agree that Section 3(h) of the Agreement is hereby replaced in its entirety by the following:

“3(h) Possible MDD CE Certificate Extensions. Anteris agrees to cooperate to a reasonable extent with LeMaitre in the pursuit of extensions or derogation (as contemplated under MDCG Guidance 2022-18 dated December 9, 2022 or as otherwise proposed by the European Commission with respect to the transition from MDD to MDR) of the MDD CE mark certificates for the Products for the remainder of the Term to the extent permitted under relevant EU law, regulations or guidance. LeMaitre shall reimburse Anteris for time its employees and contractors spend towards fulfilling its obligations under this Section 3(h) and all costs associated with the pursuit of any such extensions under the same terms provided under Section 6(a)(ii), as amended, with respect to other Maintained Approvals. Nothing in this Section 3(h) affects either Party’s other obligations regarding the CE mark certificates under Section 3 of Agreement, as amended.

In addition to the current terms of the Agreement, as amended, and as clarification, Anteris and LeMaitre further agree that Anteris will provide the following regulatory activities to extend their MDD certificate for the Products, per EU 2023/607, Article 1, section 3c and the Parties agree as follows:

(i)	Except as required to address any adverse events, Anteris shall not make any significant changes in the design or materials of the Products during the Term of the Agreement, as amended, and LeMaitre agrees that it shall not make any requests of Anteris to make such changes;

(ii)	As of the Amendment No. 3 Effective Date, Anteris has put in place a quality management system in accordance with MDR at Anteris’ expense; and

(iii)	Anteris will

(a)	lodge a formal application with [***] for MDR conformity assessment in respect of the Products no later than [***] and work with [***] to complete such assessment;

(b)	no later than [***], Anteris will sign a written agreement with [***] in accordance with Section 4.3, second subparagraph, of Annex VII of MDR;

(c)	upon execution of this Amendment, Anteris will provide LeMaitre with a mutually acceptable letter indicating its intent to perform the requirements under subsections (a) and (b) above for LeMaitre’s use to participate in procurement tenders;

(d)	LeMaitre shall notify Anteris immediately when it receives CE mark certificates for any Products under MDR, and LeMaitre agrees Anteris can then terminate any remaining activities under this Section 3(h).

Other than as provided in Section 3h(ii) regarding Anteris’s own quality management system, LeMaitre shall reimburse Anteris for its costs and time its employees and contractors spend towards fulfilling its obligations under this Section 3(h) under the same terms provided under Section 6(a)(ii), as amended.”

4.	Amendment of Section 4(a). Anteris and LeMaitre agree that Section 4(a) of the Agreement is hereby replaced in its entirety by the following:

“4(a) Terms and Conditions. LeMaitre’s purchase orders for Products shall be governed by the terms of this Agreement. No conflicting terms or conditions of any LeMaitre purchase order, payment remittance, policies or similar documentation shall apply. All orders must be in English and monetary amounts stated in U.S. dollars with payment made in U.S. dollars, except with respect to orders placed during the First Extension Period, the Second Extension Period and the Third Extension Period (collectively, the “Extension Periods”), which shall be placed and paid to Anteris in Australian dollars.”

5.	Amendment of Section 8(a). Anteris and LeMaitre agree that Section 8(a) of the Agreement is hereby replaced in its entirety by the following:

“8(a) Term of Agreement. Unless extended by mutual written agreement or earlier terminated in accordance with this Agreement, the term (“Term”) of this Agreement ends on January 11, 2025.”

6.	Miscellaneous.

a.	This Amendment will become effective on the Amendment No. 3 Effective Date.

b.	Each Party signatory hereto represents that: (i) it has the legal power and authority to execute and deliver this Amendment; (ii) the officer executing this Amendment on behalf of such Party has been duly authorized to execute and deliver the same and bind such Party with respect to the provisions hereof; and (iii) the execution and delivery hereof by such Party and the performance and observance by such Party of the provisions hereof do not violate or conflict with the organizational documents of such Party or any law applicable to such Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Party.

c.	Except as herein otherwise specifically provided, all provisions of the Agreement, as amended, shall remain in full force and effect and be unaffected hereby.

d.	This Amendment, together with the Agreement, any amendments to the Agreement, the APA, any amendments to the APA, and the other Closing Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

e.	This Amendment may be executed in any number of counterparts, by different Parties hereto in separate counterparts and by electronic signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized respective officers, all as of the date first written above.

LEMAITRE VASCULAR, INc.		ANTERIS AUS OPERATIONS PTY LTD

By:	/s/ David B. Roberts	By:	/s/ Wayne Paterson
Name:	David B. Roberts	Name:	Wayne Paterson
Title:	President	Title:	Chief Executive Officer

ANTERIS TECHNOLOGIES LTD

By:	/s/ Wayne Paterson
Name:	Wayne Paterson
Title:	Chief Executive Officer

The exhibit to this Agreement listed below has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of this exhibit will be provided to the Securities and Exchange Commission upon request.

Exhibit A – Products and Pricing